AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON September 21, 2018.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Aqua Holdings, Inc.

(Exact name of registrant as specified in its charter)

Montana

(State or other jurisdiction of incorporation)

4941

(Primary Standard Industrial Classification Code Number)

(IRS Employer Identification No    82-5258143

622 Pine Ave

Whitefish, MT 59937

Frederick C. Bauman, Esq.

Bauman & Associates Law Firm

6440 Sky Pointe Dr., Ste 140-149

Las Vegas, NV 89131

(702) 533-8372

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.     ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.     ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer    ☐Accelerated Filer    ☐

Non-accelerated filer    ☐Smaller reporting company    ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount fee (1)
Common Stock	10,000,000	$0.10	$1,000,000	$124.50

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine

Aqua Holdings, Inc

10,000,000 SHARES OF COMMON STOCK

$0.10 per share

NO MINIMUM

This is the initial offering of Common stock of Aqua Holdings, Inc and no public market exists for the securities being offered. Aqua Holdings, Inc is offering for sale a total of 10,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $0.10 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Aqua Holdings, Inc is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Aqua Holdings, Inc qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	Proceeds to Us
Common Stock	$0.10	$1,000,000	$0	$1,000,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion September 21,  2018

Aqua Holdings, Inc

622 Pine Ave Whitefish, MT 59937

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" are to denote Aqua Holdings, Inc

GENERAL INFORMATION ABOUT OUR COMPANY

Aqua Holdings, Inc was incorporated in the State of Montana on April 19, 2018.  Our primary business will be the acquisition, leasing and sale of water rights throughout the United States of America

We are a development stage company and have not yet generated any revenues. Our limited start-up operations have consisted of the formation of our business plan, identification of our target market and negotiation of supply and distribution contracts.  Per our business plan we anticipate sales to begin when we raise sufficient capital. Currently our President devotes approximately 25 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus. We have been issued a "substantial doubt" going concern opinion from our auditors and our assets at June 30, 2018 consisted of $1,365.

Our administrative office of the company is currently located at the premises of our  President and Director, Michael McCabe, which provides to us on a rent free basis at 622 Pine Ave  Whitefish, MT 59937.  We plan to use these offices until we require larger space. Our fiscal year end is June 30, 2018

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:10,000,000 shares of common stock, par value $.0001

Offering Price per Share:$0.10

Offering Period:The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company:$1,000,000

Use of Proceeds:We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering: 4,000,000

Number of Shares Outstanding After the Offering: 14,000,000 if all shares are sold

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

Balance Sheet	as of June 30, 2018
Total Assets	$1,365
Total Liabilities	$-0-
Stockholders' Equity	$1,365

Income Statement	June 30, 2018
Revenue	$-0-
Total Expenses	$-
Net Income (Loss)	$(0)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

WATER IS SCARCE AND THE SCARCITY IS LIKELY TO WORSEN.

Water for human consumption and other useful purposes is a very small percentage of the overall available water.  Our ability to acquire water rights is dependent on the availability of water rights for sale.   Availability of water rights is likely to decrease as water becomes more scarce.

CLIMATE CHANGE MAY LEAD TO INCREASED SCARCITY OF WATER

Members of the scientific community have long espoused the view that we are in an era of global warming caused by over-dependence on fossil fuel and the generation of “greenhouse gases” from use of coal, oil, gasoline etc.  This has been blamed for climate change, including prolonged drought in the Western United States.  Increasing drought will lead to greater competition for existing water supplies, and lessen the availability of water rights for sale.

WATER POLLUTION CAN RENDER WATER UNUSABLE, RENDERING THE RIGHTS TO THE WATER WORTHLESS

Water pollution has been a significant worldwide problem for many years, despite the efforts of Federal, State and Local environmental authorities to clean up existing pollution.  In the event that we acquire rights to water that turns out to be polluted, our investment in the water rights could be impaired or rendered worthless.

WATER SUPPLIES ARE SUBJECT TO GOVERNMENTAL REGULATION, WHICH COULD IMPAIR OR INCREASE THE COST OF OUR ABILITY TO OPERATE.

Water rights in the Western United States are subject to significant State regulation, with an elaborate system of well registration.  Increased governmental scrutiny has revealed the fact that many basins are over-appropriated.  This can lead to allocation of water as well as inability to transfer water from one basin to another basin.

MICHAEL McCABE, OUR PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY  20 HOURS PER WEEK TO COMPANY. HE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE HE MAY HAVE. THIS COULD RESULT IN HIS INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin after sufficient capital is raised. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. McCabe and Mr. McCrimmon. Neither of our officers have any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event Mr. McCabe or Mr. McCrimmon  is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on April 19, 2018. We have not yet commenced substantial business operations, and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE LOSS OF THE SERVICES OF MICHAEL McCABE OR THOMAS MCCRIMMON COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR SERVICES, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Michael McCabe and our Vice President, Thomas McCrimmon.. The loss of their services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

WE HAVE NOT YET PURCHASED ANY WATER RIGHTS.

At this time we have not yet purchased any water rights. Our business plan depends on revenues from sales and leasing of water rights. We may be unable to generate any revenues if we are unable to purchase any water rights.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that he will be able to sell any of the shares.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between the Registrant or anyone acting on our behalf with any marketmaker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever re-sell your shares, resulting in an inability to realize any value from your investment.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTORS AND OFFICERS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN  REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 50% of our common stock.  In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher.  It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other factors that could affect your ability to ever re-sell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such  . These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•trends affecting the Company's financial condition, results of operations or future prospects

•the Company's business and growth strategies

•the factors that we expect to contribute to our success and our ability to be successful in the future

•our business model and strategy for realizing positive sales result

•ompetition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

•expenses

•our expectations with respect to continued disruptions in the  global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

•the impact of new accounting pronouncements on our financial Statements

•that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

•our market risk exposure and efforts to minimize risk

•our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

•that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

•expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

•the Company's inability to raise additional funds to support operations and capital expenditures

•the Company's inability to effectively manage its growth

•the Company's inability to achieve greater and broader market acceptance in existing and new market segments

•the Company's inability to successfully compete against existing and future competitors

•the effects of intense competition that exists in the Russian cosmetics industry

•the economic downturn and its effect on consumer spending

•the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

•the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

•the effects of energy price increases on our cost of operations and our revenues

•financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry  and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $1,000,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.  In the event that only 25% is sold, the proceeds will be spent entirely on offering expense, SEC reporting and compliance.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance	$7,500.00	$7,500.00	$7,500.00	$7,500.00
Establishing an office	$1,500.00	$2,500.00	$3,500.00	$5,000.00
Website development	$3,000.00	$4,000.00	$5,000.00	$7,000.00
Marketing, SEO,Promotion	$5,000.00	$7,000.00	$10,000.00	$20,000.00

Total	$17,000.00	$21,000.00	$26,000.00	$39,500.00

None of the money allocated to salaries here is planned to be used as compensation for our officers and director.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30 2018, the net tangible book value of our shares was $1,365 or approximately $(0.0002) per share, based upon  shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $1,000,000, the net tangible book value of the 14,000,000 shares to be outstanding will be $1,003,683, or approximately $ 0.0324 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders ( shares) will be increased by $0.0322 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.10 per Share) of $0.0676 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.0324  per share, reflecting an immediate reduction in the $0.10 price per share they paid for their shares

After completion of the offering, the existing shareholders will own 67.74% of the total number of shares then outstanding, for which they will have made a cash investment of $3,700, or $0.0002 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 32.26% of the total number of shares then outstanding, for which they will have made a cash investment of $1,000,000, or $0.10 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to June 30,2018:

Dilution Table

	25% of shares sold	50% of shares sold	75% of shares sold	100% of shares sold
Offering Price Per Share	$ 0.10	$ 0.10	$ 0.10	$ 0.10
Net Tangible Book Value Per Share Before the Offering	$ 0.0002	$ 0.0002	$ 0.0002	$ 0.0002
Net Tangible Book Value Per Share After the Offering	$ 0.0108	$ 0.0194	$ 0.0264	$ 0.0324
Net Increase to Original Stockholders	$ 0.0106	$ 0.0192	$ 0.0262	$ 0.0322
Decrease in Investment to New Stockholders	$ 0.0892	$ 0.0806	$ 0.0736	$ 0.0676
Dilution to New Stockholders	89.2%	80.6%	73.6%	67.6%

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

	Price per Share	Total Number of Shares Held	Percentage of Ownership	Consideration Paid
Existing Stockholders	$0.001	4000000	67.74	$4000
Investors in This Offering	$0.010		32.260	$1,000,000

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein.  In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U. S., federal, state and any applicable foreign tax consequences relating to their investment in the Shares.

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR OFFICERS AND DIRECTORS

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits Mr. McCabe and Mr. McCrimmon to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any Shares that they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Mr. McCabe and Mr. McCrimmon, our officers and directors, will sell the shares on behalf of the Company, and they intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Neither Mr. McCabe nor Mr. McCrimmon will register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.     Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.    Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

c.     Our officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker- dealer; and

d.    Our officer and our director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

A.   primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

B.    is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

C.    has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

D.    Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $.10 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

BEST EFFORTS OFFERING

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  All checks for subscriptions should be made payable to Aqua Holdings, Inc

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.0001 per share. The holders of our common stock

a.     have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

b.     are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

c.     do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

d.     are entitled to one non-cumulative vote per share on all Thomasers on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to June 30, 2018 have been audited by Berkower LLC. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Frederick C. Bauman, Esq. of the Bauman & Associates Law Firm has passed upon the validity of the shares being offered and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Aqua Holdings, Inc was incorporated in the State of Montana on April 19, 2018  Our primary business will be the acquisition, leasing and sale of water rights throughout the United States of America

We are still in the development stage and we have generated no revenues. Our independent registered public accounting firm has issued an audit opinion for our Company which includes an explanatory paragraph expressing substantial doubt as to our ability to continue as a going concern.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

The Company intends to buy, lease and sell water rights throughout the United States of America. Water rights for sale can be purchased by any legal entity, including an individual, group of individuals, corporation or business, organization, government agency, etc.

Water rights for sale are considered real property and can be bought and sold, or leased to other legal entities. The actual ownership of the water belongs to the state, however a property right exists to use the water on a priority basis. When you purchase water rights for sale, you must file a change of water right application with the water court located in the district in which the water is diverted. Your application must prove that transferring the ownership of the water rights for sale from the previous owner to you will not injure the water rights of the other appropriated users.

Absolute or Conditional Water Rights

When you acquire water rights for sale, either surface water or groundwater rights, they may be absolute or conditional water rights. An absolute water right is one that has already been diverted from its source and put to beneficial use. A conditional right is one that may be developed in the future. It maintains its priority until the project is completed. The owner of a conditional right must prove that he or she has been diligently working toward the completion of the project and not just holding the right for speculative purposes, which is illegal. Once the project is completed, the owner of the conditional right may file to have it converted to an absolute right. Then the new absolute right will have the same appropriate date, or seniority, of the original conditional right.

A conditional water right could be considered abandoned if the owner failed to show effort to complete the proposed project. And any water right can be considered abandoned if it is not used for 10 years. But the declaration of abandonment of a water right must include the finding that the owner intended to abandon that water right, meaning water rights cannot be forfeited without some proof of intent to do so.

Types of Water Rights for Sale

Water rights for sale will typically be listed according to category:

•Surface water – includes water that is pumped or diverted from rivers, streams, or creeks. It also includes tributary water that connects to a river system either above or below ground.

•Ground water – includes water from the water table or aquifer

•Treated water – raw or wastewater that has been purified

•Reclaimed water – wastewater that has been through treatment removing organic chemicals and dissolved solids. It can be used for landscape irrigation and agricultural irrigation of certain crops.

•Stored water – surface water that is held in some type of reservoir for later use

•Project water – includes water from government-funded projects designed for storage or diversion

•Wastewater – water containing waste or that is contaminated by waste contact and has not yet been treated

•Banked water – water that is allocated to a person or entity that is not using it but does not want to put up the water rights for sale. Some water banks are created to allow multiple entities to use the same water rights while others are created to store a unused portion of allocated water.

The Asking Price of Water Rights for Sale

The entity with water rights for sale, which could be a municipality, a water district, a farmer, etc., will set an asking price in a water rights sale that is based on a number of different factors: They include:

The amount of water available in the river basin in which the water rights for sale exist. The harder it is to obtain water in that location, the more expensive the water rights for sale are likely to be.

The source of the water, as in groundwater versus surface water or private water versus that available as part of a state or federal project. Project water rights for sale are typically cheaper because government water projects tend to be highly subsidized.

The kind of water as water rights for sale; for example, raw surface water versus treated wastewater.

Changing Water Rights

Because so much is over-appropriated, those applying for a new water right will find that a new right is so junior, or at the bottom of the totem pole, that it will rarely come into priority. And priority is what is required to divert water for beneficial use. Therefore, by investing in water rights for sale, you are able to get diversions under the existing water right’s more senior priority.

Market for Water Rights

The market for water rights is worldwide and the market is huge. The water trading business is rising as an international business due to the high demand for clean water. A recent World Bank report suggested that India will run out of usable water within two decades. Forty percent of American rivers have been categorized as polluted, while seventy five per cent of China's are so designated. Scarcity is the most visible driver of investment in the water rights sector. In the United States water demand is rising in those parts of the country which have the lowest natural water availability. Rapidly rising water prices in many parts of the world is a reflection of the true value of water. It is projected that nearly half of the world's population will suffer from severe water shortages by 2050. Scarcity is a function of supply and demand. The emergence of the water rights market is also attracting investment funds.  The number of water specific funds have risen dramatically over the last few years. The water industry is an essential ingredient of life which makes it a stable long term investment.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

There are few competitors in the online water rights business and no major recognize exchange. The National Science  Foundation has recently funded Mammoth Exchange which is a hub for buyers and sellers of rights and there are a few small websites that are essentially classified ad sites.  We feel that there is a great opportunity in this very disorganized, localized segment.

SOURCES AND AVAILABILITY OF PRODUCTS

We will be acquiring water rights from private and public owners in markets that we determine to be economically attractive.  We expect to identify sellers of water rights in the following Western United States that are presently affected by drought:

DEPENDENCE ON ONE OR A FEW MAJOR SUPPLIERS

There are numerous sellers and lessors of water rights.  We will not be dependent on one or a few major suppliers of water rights.

PATENTS AND TRADEMARKS

We do not have any proprietary products that are susceptible to protection by patent or trademark laws.

NEED FOR ANY GOVERNMENT APPROVAL OF PRINCIPAL PRODUCTS

It is not possible to provide a consummate summary of the procedures for buying and selling water rights as each state has a different, though similar procedure. An  application is required in every case and the basic issues considered are responsible use, environmental impact, and sustainability. The federal Clean Water Act serves as a basis  for state and local considerations in approving sales.

GOVERNMENT AND INDUSTRY REGULATION

Each state has its own set of rules and regulations regarding the exchange of water rights, as there is not an organized,recognized market for efficient exchange of water rights In most cases an application is to be submitted to the local government stating the use of the water. If the application is denied, the applicant has the right  to petition the court for a hearing.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

While the purchase, leasing and sale of water rights is not generally subject to environmental laws, water quality is subject to comprehensive regulation by the EPA and the various state environmental authorities.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, of which Michael McCabe acts as our chief executive and  Thomas McCrimmon as our Vice President  We do not have employment agreements with either of our employees.

Emerging Growth Company Status under the JOBS Act

Aqua Holdings,  INC. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

a.    The first fiscal year after its annual revenues exceed $1 billion;

b.    The first fiscal year after the fifth anniversary of its IPO;

c.    The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

d.    The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

a.     Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

b.    Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

c.     Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

d.    Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

a.    Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

b.    Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

c.    The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

a.    The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

b.    Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

c.    The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company, we have made the irrevocable election to adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at 622 Pine Ave, Whitefish, MT 59937. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15 g-10   of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

a.    contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

b.    contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

c.    contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

d.    toll-free telephone number for inquiries on disciplinary actions;

e.    defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

f.    contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

a.    the bid and offer quotations for the penny stock;

b.    the compensation of the broker-dealer and its salesperson in the transaction;

c.    the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

d.    monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officer and director, who will offer and sell the Shares, is aware that he is required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is June 30, 2018. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, April 19 2018, to June 30, 2018 can be found on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

We have generated no revenue since inception through June 30,2018.

The following table provides selected financial data about our company for the period from the date of incorporation through June 30, 2018. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data	June 30, 2018
Cash	$1,365.00
Total Assets	$1,365.00
Total Liabilities	$-0-
Stockholders' Equity	$1,365.00

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

The following plan of operations assumes that we will successfully commence operations.  Currently we have done some preliminary research on the subject of water rights and have contacted individuals that have knowledge and experience in the field. We intend to build a website that will serve as a bulletin board, an information hub, and a point of exchange for buyers and sellers of rights. As we grow and become more sophisticated, we intend on focusing on streamlining an efficient and effective  way for buyers and sellers of water rights to do business online.

Establish our office

1-2 months

$1.500-$5,000

Upon completion of the offering we plan to set up an office in Montana and equip the office with the necessary equipment to run operations. As we sell more stock we will be able to upgrade such things as computers, printers, and a dedicated server.

Website Development

1-2 months

$3000-$7000

We will be hiring a firm to build a custom site capable of meeting our needs. We have not located or have any contracts with any web development companies. The costs can vary greatly and the more funds we have available, the more dynamic a site we can build.

Marketing, SEO, Promotion

2-3 months

$5,000-$20,000

A major portion of our budget will go to the marketing of our site. Through SEO, PPC advertising, and other forms of promotion, we hope to build a consistent traffic and an easily located website that ranks high on search engines. As a marketing budget can vary greatly, we will attempt to dedicate at least 40% of our funds to it. Establishing a web presence and being first in a specific field is of utmost importance in our eyes.

Estimated Expenses for the Next Twelve Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
SEC reporting and compliance	$7,500.00	$7,500.00	$7,500.00	$7,500.00
Establishing an office	$1,500.00	$2,500.00	$3,500.00	$5,000.00
Website development	$3,000.00	$4,000.00	$5,000.00	$7,000.00
Marketing, SEO,Promotion	$5,000.00	$7,000.00	$10,000.00	$20,000.00

Total	$17,000.00	$21,000.00	$26,000.00	$39,500.00

LIQUIDITY REQUIREMENTS

At June 30, 2018 we had $1,365 of cash.  Our cash needs have so far been met by proceeds from sale of common stock to our officers and directors . We plan to meet our cash needs for the year from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer.  As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer. The rate at which we use funds in our operations is expected initially to be approximately $500 a month. The minimum period of time we will be able to conduct planned operations using currently-available capital resources is approximately twelve months.

GOING CONCERN

In our audited financial statements as of June 30, 2018 we were issued an opinion by our auditors that raised substantial doubt about our ability to continue as a going concern based on our current financial position.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Mr. McCabe was selected as our Director based on his previous experience in the bottled water and aquaculture industries.

Mr. McCrimmon was selected as our Director based on his previous marketing, and management experience.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)
Michael McCabe	61	President,
622 Pine Avenue Whitefish, MT 59937		Chief Financial Officer,
		Chief Executive Officer,
		Director
Thomas McCrimmon	44	Vice President Director
2101 Boot lake Circle
Tampa, FL 33612

Our  Officers and Directors:

Held their offices/positions since the inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

Michael McCabe,  61, President

From 2003 to 2014, Mr. McCabe was the owner and manager of McCabe Enterprises, a Montana based business which raised capital for a European aquaculture business, comprised of a fish farm, processor and distribution center.  From December 1992 to February 2002, he was owner / manager of Angel Fire Homes, a manufactured home business in New Mexico.  From 1986 to 1992, Mr. McCabe was owner and manager of Sunrise Bottled Water, Inc. of Tampa, Florida.    He holds a BGS degree (1981) from the University of Michigan, Ann Arbor, Michigan.  Mr. McCabe intends to devote 40 hours a week of his time to planning and organizing activities of Aqua Holdings, Inc.

Thomas  McCrimmon 44 , Vice President

Education:The University of South Florida 1992- 1998, BA in psychology and a minor in philosophy.

Business experience: Owner/Operator Franklin Street Sushi 2009, started and managed restaurant, hired employees,and managed suppliers, organized marketing plan. Mr. McCrimmon intends to spend 40 hours a week of his time to Aqua Holding, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

In the event that we register under the Securities Exchange Act of 1934 (the “Exchange Act” of “1934 Act”), Section 16(a)of that act will require our directors and executive officers, and persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of our common stock. Officers, directors and greater than ten percent stockholders will be required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

We intend to ensure to the best of our ability that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

EXECUTIVE COMPENSATION

Currently, our officers and directors are serving without compensation.  They are reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The following table sets forth the compensation paid by us for the period from inception until the fiscal year ending December 31, 2018 for our executive officers and directors. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid to our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non qualified Deferred Compen sation Earnings ($)	All Other Compensation ($)	Total ($)
Michael McCabe President, and Director	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Thomas McCrimmon Vice President and Director	2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards at 2018 Fiscal Year-End

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers and directors since our inception; accordingly, none were outstanding at June 28, 2018.

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with either Mr. McCabe or Mr. McCrimmon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name, Address and Title	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class (1)
Michael McCabe 622 Pine Ave. Whitefish, MT 59937 President and Director	Common	2,000,000	50.00%
Thomas McCrimmon 2102 Boot Lake Circle Tampa, FL 33612 Vice President and Director	Commo	2,000,000	50.00%
All officers & directors as a group consisting of two persons.	Common	4,000,000	100.0%

(1) The percentage of class is based on  shares of common stock issued and outstanding as of the date of this Prospectus.

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of  shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act,. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company as we have a definite business plan and have undertaken substantial activity in support of that plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 16, 2018, the Company issued a total of 2,000,000 shares of common stock to Mr. Michael McCabe for $2,000.

On June 16, 2018, the Company issued a total of 2,000,000 shares of common stock to Mr. Thomas McCrimmon for $2,000.

Mr. McCabe provides our office facilities at zero ($-0-) rent per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the Thomaser has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

FINANCIAL STATEMENTS

June 30, 2018

Aqua Holdings,  Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and

Board of Directors of Aqua Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Aqua Holdings, Inc. (the "Company") as of June 30, 2018, the related statements of operations, stockholders’ equity (deficit), and cash flows, for the period from April 19, 2018 (inception) to June 30, 2018, and the related notes (collectively referred to as the "Financial Statements"). In our opinion, the Financial Statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations and its cash flows for the period from April 19, 2018 (inception) to June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying Financial Statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the Financial Statements, the Company has incurred operating losses and negative cash flows from operations, has not reached a level of revenues sufficient to fund its operating activities and requires additional funds for future operating activities. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These Financial Statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's Financial Statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the Financial Statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the Financial Statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Financial Statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2018.

/s/ Berkower LLC

Iselin, New Jersey

September 19, 2018

AQUA HOLDINGS, INC.

BALANCE SHEET

June 30, 2018
Assets
Current Assets
Cash	$1,365
Total Current Assets	1,365

Total Assets	$1,365

Liabilities and Stockholders’ Equity
Liabilities	$--

Commitments	--

Stockholders’ Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized
4,000,000 shares issued and outstanding	400
Additional paid in capital	3,600
Accumulated deficit	(2,635)
Total Stockholders’ Equity	1,365

Total Liabilities and Stockholders’ Equity	$1,365

See notes to financial statements

AQUA HOLDINGS, INC.

INCOME STATEMENT

for the period April 19, 2018 (inception) to June 30, 2018

Operating Expenses
Selling, general and administrative expenses	$2,635
Total Operating Expenses	2,635

Loss from Operations	(2,635)

Net Loss	(2,635)

Net Loss Per Common Share, Basic and Diluted	$--

Weighted Average Number of Common Shares Outstanding,
Basic and Diluted	4,000,000

See notes to financial statements

AQUA HOLDINGS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY

for the period April 19, 2018 (inception) to June 30, 2018

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity

Balance, April 19, 2018	--	$--	$--	$--	$--

Sale of Common Stock at $0.001 Per Share	2,000,000	400	3,600	--	4,000

Net Loss	--	--	--	(2,635)	(2,635)

Balance, June 30, 2018	2,000,000	$400	$3,600	$(2,635)	$1,365

See notes to financial statements

AQUA HOLDINGS, INC.

STATEMENT OF CASH FLOWS

for the period April 19, 2018 (inception) to June 30, 2018

Cash Flows from Operating Activities
Net loss	$(2,635)
Net Cash Used by Operating Activities	(2,635)

Cash Flows from Financing Activities
Proceeds from sale of common stock	4,000
Net Cash Provided by Financing Activities	4,000

Net Increase in Cash	1,365

Cash, Beginning of Period	--

Cash, End of Period	$1,365

Supplemental Cash Flow Information
Cash paid for interest	$--

Cash paid for income taxes	$--

See notes to financial statements

AQUA HOLDINGS, INC.

NOTES TO FINANCIAL STATEMENTS

1.Background Information

Aqua Holdings, Inc ( the “Company”) was incorporated in the state of Montana April 19, 2018. We are considered a shell company as defined in Rule 405 of the 1933 Securities Act rules. A shell company is one that has no or nominal operations and assets consisting primarily of cash or cash equivalents. As a shell company we are restricted in our use of Registrations on Form S-8; the limitations of using Rule 144 by security holders; and the lack of liquidity in our stock.

Since inception the company has devoted substantially all its efforts to establishing a new business and while operations have not commenced the Company has generated expenses and no revenue from the limited efforts.

The Company is seeking to buy and sell water rights.

The Company’s activities are subject to significant risks and uncertainties including failure to secure additional funding to properly execute the company’s business plan.

2.Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the period ended June 30, 2018, the Company did not have any activity or generated revenue. In view of these matters, the Company’s ability to continue as a going concern is dependent upon the Company’s ability to begin operations and to achieve a level of profitability. Since inception, the Company has financed its activities principally from the capital contribution from its shareholders. The Company intends on financing its future development activities and its working capital needs largely from the sale of public equity securities until such time that funds provided by operations are sufficient to fund working capital requirements. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

3.Significant Accounting Policies

Emerging growth company

We are an "emerging growth company" under the federal securities laws and are subject to reduced public company reporting requirements. In addition, Section 107 of the Jumpstart Our Business Startups ("JOBS") Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have taken advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates for complying with new or revised accounting standards.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits. We have never experienced any losses relating to these balances.

The Company considers all short-term investments with a maturity of three month or less to be cash equivalent.

Earnings (Loss) per Share

Basic loss per share is computed by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the weighted average number of shares of common stock outstanding and dilutive options outstanding during the year. The Company did not have any common stock equivalents for the period ended June 30, 2018

Stock-based Compensation

The Company recognizes all share-based payments to employees, including grants of employee stock options, as compensation expense in the financial statements based on their fair values. That expense will be recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Fair Value Measurements

In September 2006, the Financial Accounting Standards Board (FASB) introduced a framework for measuring fair value and expanded required disclosure about fair value measurements of assets and liabilities. The Company adopted the standard for those financial assets and liabilities as of the beginning of the 2008 fiscal year and the impact of adoption was not significant. FASB Accounting Standards Codification (ASC) 820 “Fair Value Measurements and Disclosures” (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumption about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

•Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

•Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (eg., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•Level 3 - Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2018. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts payable.

4.Recent Accounting Pronouncements

Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments

In August 2016, the FASB issued ASU 2016-15, "Statement of Cash Flows (Topic 230)": Classification of Certain Cash Receipts and Cash Payments (ASU 2016-15), which clarifies how companies present and classify certain cash receipts and cash payments in the statement of cash flows. The standard became effective for the Company beginning April 19, 2018. Based on its current assessment, the Company does not expect the adoption of this update to have a material impact on its financial statements.

Improvements on Employee Share-Based Payment Accounting

In March 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-09, "Improvements on Employee Share-Based Payment Accounting (Topic 718)" ("ASU 2016-09"), which simplifies several aspects of the accounting for employee share-based payment transactions for both public and nonpublic entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The new standard is effective for annual periods beginning after December 15, 2016 and interim periods within those years. The standard became effective for the Company on April 19, 2018. The adoption of this update did not have a material impact on the Company's financial statements.

Revenue from Contracts with Customers

In May 2014, the FASB issued ASU No. 2014-09, "Revenue from Contracts with Customers (Topic 606)", which provides guidance for revenue recognition. This ASU affects any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets. This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance.

In August 2015, the FASB issued ASU No. 2015-14, "Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date", deferring the effective date of this standard. As a result, the ASU and related amendments became effective for the Company for its fiscal year beginning April 19, 2018, including interim periods within that fiscal year.

Subsequently, the FASB issued ASU No. 2016-08, "Principal Versus Agent Consideration (or Reporting Revenue Gross versus Net)" in March 2016, ASU No. 2016-10, Identifying Performance Obligations and Licensing in April 2016, and ASU No. 2016-12, Narrow-Scope Improvements and Practical Expedients in May 2016. These amendments clarified certain aspects of Topic 606 and will also be effective for the Company for its fiscal year beginning April 19, 2018.

The core principle of Topic 606 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. Topic 606 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation, among others. Topic 606 also provides guidance on the recognition of costs related to obtaining customer contracts.

The Company has adopted these ASUs (collectively, Topic 606) as of April 19, 2018. Topic 606 permits two methods of adoption: retrospectively to each prior reporting period presented (the "Full Retrospective Method"), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the "Modified Retrospective Method"). The Company intends to apply the Modified Retrospective Method. Although the Company does not expect a material impact on revenues, we expect that the new standard will expand disclosure, specifically around the quantitative and qualitative information about the Company's underlying performance obligations.

Business Combinations (Topic 805): Clarifying the Definition of a Business

In January 2017, the FASB issued ASU 2017-01, "Business Combinations (Topic 805)": Clarifying the Definition of a Business, which provides a more robust framework to use in determining when a set of assets and activities is a business. The standard became effective for the Company beginning April 19, 2018. Based on its current assessment, the Company does not expect the adoption of this update to have a material impact on its financial statements.

Accounting for Leases (Topic 842)

In February 2016, the FASB issued ASU No. 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), which requires lessees to put most leases on their balance sheets but recognize the expenses on their income statements in a manner similar to current practice. ASU 2016-02 states that a lessee would recognize a lease liability for the obligation to make lease payments and a right-to-use asset for the right to use the underlying asset for the lease term. The standard will become effective for the Company beginning July 1, 2019.  The Company is in the process of assessing the effect that the adoption of this update will have a on its financial statements.

5.Stockholders’ Equity

During the period end June 30, 2018, the Company sold 2 million shares of common stock to its president and a director (a total of 2 million shares) at $0.001 per share for total proceeds of $2,000.

During the period end June 30, 2018, the Company sold 2 million shares of common stock to its vice president and a director (a total of 2 million shares) at $ 0.001 per share for total proceeds of $2,000.

The above amounts are not necessarily indicative of the amounts that would have been incurred had comparable transactions been entered into with independent parties.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL                                           , ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Expenses incurred or (expected) relating to this Prospectus and distribution are as follows:

SEC Fee	$116
Legal and Professional Fees	$4,500
Accounting and auditing	$4,500
Transfer Agent fees	$500
EDGARization	$384
TOTAL	$10,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify his against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for directors, officers or controlling persons, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On April 27, 2018 the Company issued a total of 2,000,000 shares of common stock to Mr. Michael McCabe for cash at $0.001 per share for a total of $2,000.

On June 30, 2018 the Company issued a total of 2,000,000 shares of common stock to Mr.Thomas McCrimmon for cash at $0.001 per share for a total of $2,000.

These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to affiliates of the company and bear a restrictive legend.

ITEM 16. EXHIBITS.

The following exhibits are included with this registration statement:

Exhibit	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
5.1	Legal opinion of Frederick C. Bauman, Esq. *
23.1	Consent of Independent Auditor for 06/30/2018 audit *
23.3	Consent of Counsel (See Exhibit 5.1) *
99	Subscription Agreement *

* Filed herewith

ITEM 17. UNDERTAKINGS.

a.     The undersigned registrant hereby undertakes:

A.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

A.i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

A.ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

A.iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

D.i.   If the registrant is relying on Rule 430B (230.430B of this chapter):

D.i.A.          Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

D.i.B.          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

D.ii.  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement

D.iii. made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

E.i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

E.ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

E.iii.  portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

E.iv.   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to our director, officer and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.

G.    In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the Thomaser has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act, and will be governed by the final adjudication of such issue.

b.    To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

c.     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

A.    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the Thomaser has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, Nevada on September 21, 2018.

Aqua Holdings,  INC., Registrant

By:  /s/ Michael McCabe

Michael McCabe

President, Treasurer, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer and

By:  /s/ Thomas McCrimmon

Thomas McCrimmon

Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ Michael McCabe

Michael McCabe

Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer